UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2012

REALPAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway

Carrollton, Texas 75007

(Address of principal executive offices, including zip code)

(972) 820-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Equity Incentive Awards

On April 4, 2012, the Compensation Committee of the Board of Directors of RealPage, Inc. (the “Company”, “we” or “us”) modified each option to purchase shares of our common stock and each award of restricted stock granted on March 1, 2011, August 9, 2011 or February 22, 2012 under our 2010 Equity Incentive Plan to Stephen T. Winn, our Chief Executive Officer and Chairman of the Board of Directors, Timothy J. Barker, our Chief Financial Officer and Treasurer, Dirk D. Wakeham, our President, Margot Lebenberg, our Executive Vice President, Chief Legal Officer and Secretary, Ashley Chaffin-Glover, our Executive Vice President, Chief Sales and Marketing Officer, Jason Lindwall, our Senior Vice President and Chief Operations Officer and Kurt Twining, our Senior Vice President and Chief People Officer (the “Awards”). Each Award was modified to provide that such Award will vest as to 100% of the unvested shares then subject to such Award upon the death or disability of the holder of the Award, and in this respect, to be consistent with awards previously granted under the Company’s Amended and Restated 1998 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Lebenberg
Margot Lebenberg Chief Legal Officer

Date: April 4, 2012